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                                                                     EXHIBIT 3.5

                            CERTIFICATE OF FORMATION
                                       OF
                                RIO VISTA GP LLC

         This Certificate of Formation of RIO VISTA GP LLC (the "LLC") is being duly executed and filed by Ian T. Bothwell, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.).

         FIRST.   The name of the limited liability company formed hereby is Rio
Vista GP LLC.

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Capitol Services, Inc., 615 South DuPont Highway, City of Dover, County of Kent, Delaware 19901.

         THIRD.   The name and address of the registered agent for service of process on the LLC in the State of Delaware is c/o Capitol Services, Inc., 615 South DuPont Highway, City of Dover, County of Kent, Delaware 19901.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of July 10, 2003.

                                              /s/ Ian T. Bothwell
                                         ---------------------------------------
                                                        Ian T. Bothwell
                                                       Authorized Person